Exhibit 1.1

《包括性合同：大自然药业股份有限公司与北日本制药的资本与战略合作合同》

Strategic Cooperation Agreement by and between Universe Pharmaceuticals INC and Kitanihon Pharmaceutical Co., Ltd.

甲方：大自然药业股份有限公司

Party A: Universe Pharmaceuticals INC

英文名：Universe Pharmaceuticals INC

English Name: Universe Pharmaceuticals INC

注册号：

Registration No.:

企业官网网址：www.dzrzy.com

Corporate Website: www.dzrzy.com

纳斯达克上市代码：upc

Nasdaq Listing Code: upc

法定代表人：赖刚

Legal Representative: Lai Gang

英文名：Lai Gang

English Name: Lai Gang

中国居民身份证号码：

Chinese Resident ID Card No.:

企业地址：Vistra (Cayman) Limited P.O.Box 31119,Grand Pavillion,Hibiscus Way,802 West Bay Road,Grand Cayman, KY1-1205

Business Address: Vistra (Cayman) Limited P.O. Box 31119, Grand Pavillion, Hibiscus Way, 802 West Bay Road, Grand Cayman, KY1-1205

乙方：北日本制药株式会社

Party B: Kitanihon Pharmaceutical Co., Ltd.

日文名：キタニホンセイヤクカプシキカイシャ

Japanese Name: キタニホンセイヤクカプシキカイシャ

注册号码：

Registration No.:

企业官网网址：www.999jp.co.jp

Corporate Website: www.999jp.co.jp

法人代表：西村一郎

Legal Representative: Nishimura Ichiro

英文名：Nishimura Ichiro

English Name: Nishimura Ichiro

日本国护照号码：

Japanese Passport No.:

企业地址：（日本国）富山県中新川郡上市町若杉55

Business Address: 55, Wakasugi, Kamiichi-machi, Nakaniikawa-gun, Toyama, Japan

合作签署背景：

Background of Cooperation:

甲方是在美国纳斯达克上市的专注于中成药及药酒研发、制造、营销的医药企业；乙方是拥有80年以上历史在日本及亚洲具有代表性的汉方药研发、制造、营销的企业。为了更好地发挥双方在中日两国所具有的原料药材、制药技术、新药研发、品牌影响及市场销售的优势，更好地整合两国的政策、金融、法律在传统医药保护方面的资源，甲乙双方经过充分调研、深入协商，决定就：1、相互取得对方企业股权，形成坚强的责、权、利共同体；2、共同开拓以中、日双品牌，日本标准、日本技术、日本指导、日本监制、中国制造为特征的高端中成药、汉方药的中国市场、日本市场、东南亚市场、一带一路沿线国市场；3、持续加强对以植物由来的医药及大健康产品的研发、不断提升品牌的内涵和竞争力、切实储备企业后续长期发展的底力，深度强化资本与战略合作，达成以下合作内容并签定此合同：

Party A is a NASDAQ-listed pharmaceutical company specializing in R&D, manufacture and marketing of Chinese patent medicines and medicinal liquor; Party B is a representative enterprise specializing in R&D, manufacture and marketing of Kampo medicine with a history of over 80 years in Japan and Asia. In order to give full play to the advantages of both parties in raw materials, pharmaceutical technology, new drug R&D, brand influence and marketing in China and Japan, and to better integrate the policies, financial and legal resources of China and Japan in traditional medicine protection, Party A and Party B have decided, after thorough research and in-depth consultation, to reach the following cooperation and sign this Contract regarding: 1. Mutual acquisition of each other’s equity to form a strong community of responsibility, power and benefit; 2. Joint expansion of the Chinese market, the Japanese market, the Southeast Asian market and the markets of countries along the Belt and Road of high-end Chinese patent medicine and Kampo medicine characterized by Chinese and Japanese dual brands, Japanese standards, Japanese technology, Japanese guidance, Japanese supervision and manufacture in China; 3. Continuous strengthening of R&D of plant-based medicine and big health products, constant improvement of brand connotation and competitiveness, effective reserves for the enterprise’s subsequent long-term development, and deep strengthening of capital and strategic cooperation:

一、合同组成

I. Composition of the Contract

本合同分别由《商羽控股集团有限公司股权转让合同》、《北日本制药株式会社股权认购合同》和《大自然药业股份有限公司和北日本制药株式会社合作建设国际制造基地的合同》等叁份从属合同共同组成（简称：本合同），叁份子合同虽分别签署但互为存在前提和组成部分，除经甲乙双方另行协商签署新的相关合同外，叁份子合同均无分离或单独使用的法律效力。

This Contract is composed of three subordinate contracts, namely the Equity Transfer Contract of Sununion Holding Group Ltd., Equity Subscription Contract of Kitanihon Pharmaceutical Co., Ltd. and Contract for the Cooperation in International Manufacturing Base Construction between Universe Pharmaceuticals INC and Kitanihon Pharmaceutical Co., Ltd. (hereinafter referred to as the Contract). The three sub-contracts are signed separately but are prerequisites and components of each other, none of which shall have the legal effect of separation or separate use unless a new relevant contract is signed by both parties through separate negotiation.

二、合同顺序

II. Order of the Contract

本合同的完成顺序为：1、甲方在完成签署合同后在最短的有效时间内，完成《商羽控股集团有限公司股权转让合同》所必须的商业登记和新的股东名单登记；2、乙方在甲完成上述”1”款所示内容之后最短的有效时间内，完成《北日本制药株式会社股权认购合同》所必须的商业登记和新的股东名单登记。3.签订本合同后立即开展国际制造基地项目立项、政策落地、规划设计等项目启动工作，并快速推进项目建设。

The order of completion of the Contract shall be as follows: 1. Party A shall, within the shortest effective time after the signing of the Contract, complete the business registration and the registration of new list of shareholders necessary for the Equity Transfer Contract of Sununion Holding Group Ltd.; 2. Party B shall, within the shortest effective time after Party A completes the contents set forth in paragraph 1 above, complete the business registration and the registration of new list of shareholders necessary for the Equity Subscription Contract of Kitanihon Pharmaceutical Co., Ltd.; 3. The startup work of the international manufacturing base project, including initiation, policy implementation, planning and design, shall be carried out immediately after the signing of the Contract, and the project construction shall be accelerated.

三、存续条件（1）

III. Conditions of Existence (1)

本合同以双方在子合同中具体规定的在共同在中国江西省井冈山经济开发区（或经甲乙双方经过协商达成共识的中国境内其他省份、地区）建设通过中国GMP认证和日本CGMP认证的中成药、汉方药国际生产基地，其产品以中、日双品牌，日本标准、日本技术、日本指导、日本监制、中国制造为特征，完成：1.中国境内髙端中医药销售；2.出口日本；3.出口东南亚及一带一路沿线国”的国际中成药（汉方药）生产制造基地项目的启动与续存为续存的前提条件。

The Contract shall exist subject to the commencement and continuation of the international manufacturing base for Chinese patent medicine and Kampo medicine certified by GMP in China and CGMP in Japan jointly built by both parties, as specified in the sub-contracts, in Jinggangshan Economic Development Zone, Jiangxi Province, China (or other provinces or regions in China as agreed upon by both parties after negotiation), with products characterized by Chinese and Japanese dual brands, Japanese standards, Japanese technology, Japanese guidance, Japanese supervision and manufacture in China, to complete: 1. Sales of high-end traditional Chinese medicine within China; 2. Export to Japan; 3. Export to Southeast Asia and countries along the Belt and Road.

四、存续条件（2）

IV. Conditions of Existence (2)

本合同的全部内容均以符合甲乙双方及甲乙双方所有子公司所在国的法律规定、政策要求，不存在违法记录、不存在未处理完成的违规记录、不存在法律纠纷、不存在恐怖与支持恐怖组织与国家、不存在与黑恶势力及其他反社会势力相关联、不存在洗钱犯罪行为为前提条件。

All the contents of the Contract shall be subject to the prerequisites of compliance with the laws and regulations and policy requirements of the countries where all subsidiaries of Party A and Party B are located, absence of illegal records, absence of uncompleted processing of violation records, absence of legal disputes, absence of terrorist and support for terrorist organizations and countries, absence of association with underworld and other anti-social forces, and absence of criminal acts of money laundering.

凡涉及违反违背甲乙双方所在国及甲乙双方所有子公司所在国法律规定、政策限制条款，均以服从甲乙双方所在国及甲乙双方所有子公司所在国的法律规定、政策限制内容为上法及准绳。

Any violation of the laws and regulations and policy restrictions in the countries where both parties are located and in the countries where all subsidiaries of both parties are located shall be subject to the laws and regulations and policy restrictions in the countries where both parties are located and in the countries where all subsidiaries of both parties are located.

五、排他性

V. Exclusivity

甲乙双方一致强调：本合同一经签署，在存续其间，所有标的业务具有严格排他性。其中在本项目未取得日本国《医药品外国生产业者认定证》（俗称日本CGMP认证）和未按日本PMDA要求在业者认证之后，将具体的产品有序的完成全部转移和品种认证之前，乙方委托天津和治药业集团股份有限公司和广东悦康生物制药有限公司的生产和出口业务，作为期间过渡性安排，不受本条款限制。

Party A and Party B agree and emphasize that all subject business is strictly exclusive once the Contract is signed and during its existence. Among them, before the project has obtained the Certificate of Foreign Manufacturer of Pharmaceutical Products of Japan (commonly known as Japanese CGMP certification) and before the orderly completion of all transfers and variety certification of specific products after the practitioner certification as required by Japanese PMDA, the production and export operations entrusted by Party B to Tianjin Hezhi Pharmaceutical Group Co. Ltd. and Guangdong Youcare Biopharmaceutical Co. Ltd. are not subject to this clause as a transitional arrangement during the period.

六、适用法律以及违约与争议的处理

VI. Applicable Law and Settlement of Breach of Contract and Dispute

1、当甲乙双方任何一方不履行或明显拖延履行本合同所规定的责任与义务，并在另一方口头督促与书面警告提出后仍然不履行或明显拖延履行本合同所规定的责任与义务时，被视为违约行为；

1. Any party who fails to perform or significantly delays in the performance of its responsibilities and obligations hereunder, and continues to fail to perform or significantly delay in the performance of its responsibilities and obligations hereunder after verbal urging and written warning from the other party, shall be deemed to be in breach of the Contract;

2、当违约行为发生后，被违约方向违约方口头督促与书面警告三个月后，违约方仍无实效性履行本合同行为时，被违约方有权按本合同第七条第4款向违约方提出经济索赔，违约方依据本合同第七条第4款被违约方支付经济索赔。

2. In case of a breach of contract, if the breaching party still fails to effectively perform the Contract after three months from the date of receiving verbal urging and written warning from the non-breaching party, the latter shall have the right to make an economic claim against the former in accordance with Article 7, paragraph 4 hereof, and the breaching party shall pay the economic claim to the non-breaching party in accordance with Article 7, paragraph 4 hereof.

3、甲乙双方一致确定：本合同的订立、生效、解释、履行、及争议之解决等适用《新加坡国际仲裁法》。对于一切因履行本合同所发生的或与本合同相关的本合同所规定内容以外的争议，均应通过反复协商、真诚沟通、友好妥善解决。如果确实遇到无法通过协商而解决的争议，由争议提起方向被争议提起方所在地或第三方新加坡的国际仲裁机构提起仲裁。

3. Both parties agree that Singapore International Arbitration Act shall apply to the conclusion, entry into force, interpretation, performance and settlement of disputes of the Contract. All disputes arising from the performance of the Contract or in connection herewith other than those specified herein shall be settled amicably and properly through repeated negotiation and sincere communication. In case of a dispute that cannot be settled through negotiation, the disputing party shall submit the dispute to an international arbitration institution at the seat of the disputed party or in third-party Singapore for arbitration.

双方同意接受国际仲裁机构的仲裁结果。

Both parties agree to accept the award of the international arbitration institution.

七、合同的终止与解除

VII. Termination and Rescission of the Contract

甲乙双方一致同意：

Both parties agree that:

1、在本合同履行过程中，如因不可抗力（包括战争；自然灾害如地震等；政府行为如征收、征用；社会异常事件，如疫情、罢工、骚乱等）及其他法律规定的不可抗拒原因，导致的合同目的无法实现，被迫延期或终止本合同时，不追究对方责任；

1. In the course of performance of the Contract, if the contract purpose cannot be achieved due to force majeure (including war; natural disasters such as earthquake; government actions such as expropriation, requisition; abnormal social events such as epidemic, strike, riot, etc.) and other irresistible reasons as provided by law, the other party will not be investigated and held responsible for the forced extension or termination of the Contract.

2、在本合同履行过程中，如其中一方有下列情形之一，以及其他法律规定可以因其而导致合同另一单方解除合同的情况时，另一方有权单方解除本合同：

2. In the course of performance of the Contract, the other party shall have the right to unilaterally rescind the Contract if either party has any of the following circumstances, as well as any other circumstances that may cause the other party to unilaterally rescind the Contract as a result of them, as provided by law:

（1）一方企业被查封、转卖或者破产；

(1) The enterprise of one party is seized, resold or bankrupt;

（2）一方企业无论任何原因无法正常运营；

(2) The enterprise of one party fails to operate normally for any reason;

（3）一方出现重大瑕疵包括重大质量瑕疵导致本合同目的无法实现；

(3) The purpose of the Contract cannot be realized due to major defects of one party, including major quality defects;

3、除以上”1、2”中所规定内容之外，甲乙双方均不可要求终止和解除本合同；

3. Neither party shall request to terminate or rescind the Contract except as stipulated in 1 and 2 above;

4、在本合同有效的存续期间内，甲乙双方任何一方无充足理由或足够证据而单独终止、解除本合同或事实上单独终止、解除本合同的，另一方有权提出因履行本合同所发生的实际经济损失2倍的经济索赔，违约方必须依据本条约定支付被违约方的因履行本合同所发生的实际经济损失2倍的经济索赔。

4. If either party unilaterally terminates or rescinds the Contract without sufficient reason or evidence or in fact unilaterally terminates or rescinds the Contract during the valid duration of the Contract, the other party shall have the right to claim for economic loss twice the actual economic loss incurred in the performance of the Contract, and the breaching party shall, in accordance with the provisions of this clause, pay the non-breaching party an economic claim twice the actual economic loss incurred in the performance of the Contract.

八、承诺与保证（1）

VIII. Commitment and Warranty (1)

甲乙双方承诺并保证：其企业及其所有企业经营层管理人员不属于（包括但不限于）：

Party A and Party B undertake and warrant that their enterprises and all their business management personnel are not (including but not limited to):

（1）国际恐怖组织及其关联人员；

(1) International terrorist organizations and their associated persons;

（2）黑社会及其他反社会组织；

(2) Underworld and other anti-social organizations;

（3）制毒、贩毒及关联人员；

(3) Drug manufacturing, drug trafficking and associated persons;

（4）参与洗钱行为；

(4) Involved in money laundering;

（5）拐卖女性儿童及其他侵犯人权；

(5) Abducting women and children and other human rights violations;

（6）伤害保护动物；

(6) Harming protected animals;

（7）污染环境；

(7) Environmental pollution;

（8）各种犯罪；

(8) Various crimes;

（9）失信；

(9) Breach of trust;

（10）危害社会；

(10) Endangering society;

等一切反社会行为的组织及人员。

and all organizations and personnel with anti-social behavior.

九、承诺与保证（2）

IX. Commitment and Warranty (2)

甲乙双方承诺与保证：1.在本合同签署之前，须取得各方董事会、股东大会、法务部门及甲方上巿管理部门各方的同意，以保证本合同得以正常签署与履行。2.在本合同签署之前，双方各自负责与本方所在国及关联国的行政、司法、财税、产业（管理）、药事（管理）及外交等相关部门事先沟通、取得批导，以保障本合同得以顺利履行。

Party A and Party B undertake and warrant that 1. Prior to the signing of the Contract, the consent of the board of directors, the general meeting of shareholders, and the legal departments of both parties and the listing management department of Party A shall be obtained to ensure the normal signing and performance of the Contract. 2. Prior to the signing of the Contract, each party shall be responsible for communicating with and obtaining approval of the administrative, judicial, finance and taxation, industry (management), pharmaceutical (management), foreign affairs and other relevant departments of the country where the party is located and related countries to ensure the smooth performance of the Contract.

十、承诺与保证（3）

X. Commitment and Warranty (3)

甲乙双方承诺并保证：其对为对方及对方国提供的一切资料必须真实有效，绝不欺瞒伪造。必要时可以通过双方国驻对方国使领馆公证。

Party A and Party B undertake and warrant that all information they provide for the other party and the other country shall be true and valid and shall not be falsified. If necessary, the information can be notarized by the embassies and consulates of the two countries in the other country.

十一、承诺与保证（4）

XI. Commitment and Warranty (4)

甲乙双方承诺并保证：充分的理解和尊重并严格遵守对方国法律法规，换位思考，为对方创造良好的工作环境，提供便利的工作条件。

Party A and Party B undertake and warrant that they fully understand, respect and strictly abide by the laws and regulations of the other country, and put themselves in the other’s shoes, to create a good working environment and provide convenient working conditions for the other party.

 十二、本合同与法律政策的关系：如若本合同中任何条款与甲乙双方所在国的法律政策相违，以甲乙双方所在国的法律政策为准。

XII. Relationship between the Contract and laws and policies: If any provision of the Contract is contrary to the laws and policies of the countries where both parties are located, the latter shall prevail.

十三、保秘属性

XIII. Confidentiality

甲乙双方一致保证：对本合同负有不可推卸的保密责任与义务。在不经取得对方书面（包括电子邮件在内）同意的情况下，除法律法规规定的必须向管理机构、司（执）法机关、审计财务管理机构提供的规定限度内的必要的最低限度内的相关信息外，不得将本合同的任何内容泄露给任何第三方（已经公的机构、部门公开发布的信息除外）。

Party A and Party B guarantee that they have unshakable confidentiality responsibilities and obligations hereunder. Without the consent of the other party in writing (including E-mail), no content of the Contract shall be disclosed to any third party (except for those already publicly released by public agencies and departments), with the exception of the minimum necessary information within the prescribed limits that must be provided to the regulatory authorities, judicial (law enforcement) bodies, and audit and financial management agencies, as provided by laws and regulations.

十四、未尽事宜

XIV. Matters not Covered

甲乙双方一致赞同未尽事宜另行协商或通过签署其他合同解决。

Party A and Party B agree that any matters not covered herein shall be settled through negotiation or by signing separate contracts.

十五、合同生效

XV. Entry into Force of the Contract

本合同一式六份，具有同等法律效力，均须经双方法定代表人签署并加盖公章。鉴于本合同事项内容需要经过政府机关以及上市公司董事会、美国纳斯达克证券交易所审批同意，本合同签署之日起即成立，自获得审批之日起生效。

The Contract shall be executed in six copies with equal legal effect, all of which shall be signed and sealed by the legal representatives of both parties. Given that the contents hereunder shall be subject to the approval and consent of government agencies, the board of directors of the listed company and NASDAQ Stock Exchange, the Contract shall be established on the date of signing and enter into force from the date of approval.

甲乙双方各持合同正本一份用以存档。其余用于甲乙双方呈报两国管理机构备案使用。任何一方不得用于任何其他目的。

Party A and Party B shall hold one original copy of the Contract for filing. The rest shall be used by both parties for filing with the regulatory authorities of the two countries. Neither party shall use it for any other purpose.

签约日期：2021年12月1日

Date of Signing: December 1, 2021

甲方：大自然药业股份有限公司

Party A: Universe Pharmaceuticals INC

法人代表：Gang Lai

Legal Representative: Gang Lai

乙方：北日本制药株式会社

Party B: Kitanihon Pharmaceutical Co., Ltd.

法人代表：Nishimura Ichiro

Legal Representative: Nishimura Ichiro